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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 3, 2010 (February 25, 2010)

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)
of incorporation)
One Coca-Cola Plaza Atlanta, Georgia		30313 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (404) 676-2121

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

  Business Separation and Merger Agreement

        As previously announced, on February 25, 2010, The Coca-Cola Company, a Delaware corporation (the "Company"), Coca-Cola Enterprises Inc., a Delaware corporation ("CCE"), International CCE, Inc., a Delaware corporation and a wholly-owned subsidiary of CCE ("SplitCo"), and Cobalt Subsidiary LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company ("Merger Sub"), entered into a Business Separation and Merger Agreement (the "Business Separation and Merger Agreement"). The Company owns approximately 34% of the outstanding common stock of CCE, and, during 2009, over 90% of CCE's sales volume represented products of the Company. In addition, one member of the CCE Board of Directors is a current executive officer of the Company, and another member of the CCE Board of Directors is a former executive officer of, and current consultant to, the Company.

        Pursuant to the Business Separation and Merger Agreement and subject to the terms and conditions thereof (the transactions contemplated by the Business Separation and Merger Agreement and certain related agreements described below are referred to as the "Merger Transactions"):

  (i)
  CCE will cause to be consummated a series of "separation transactions" as a result of which the businesses of CCE (other than CCE's business in the United States, Canada (other than CCE's Canadian finance company), the British Virgin Islands, the United States Virgin Islands and the Cayman Islands, as well as a substantial majority of the corporate operating segment of CCE (collectively, the "North American Business")) will be transferred to SplitCo, a newly formed Delaware corporation and a wholly-owned subsidiary of CCE; and

  (ii)
  Merger Sub will merge with and into CCE, with CCE surviving the merger as a wholly-owned subsidiary of the Company, pursuant to which each outstanding share of CCE common stock (other than shares held by the Company and any dissenting stockholders) will be converted into the right to receive (A) one share of SplitCo common stock and (B) $10.00 in cash, without interest (the "Cash Consideration"). As a result of the transactions, from and after the effective time of the merger (the "Effective Time"), the Company will own 100% of the outstanding shares of CCE (which will hold the North American Business), and CCE's stockholders (other than the Company and any dissenting stockholders) will hold the outstanding shares of SplitCo (which will hold the businesses of CCE other than the North American Business).

        Pursuant to the Business Separation and Merger Agreement, at the Effective Time, CCE will have outstanding up to $8.88 billion of indebtedness (to the extent that CCE's debt as of the Effective Time is less than $8.88 billion, the Business Separation and Merger Agreement provides that, as agreed by the parties to reach the $8.88 billion, the Company will make a cash payment to CCE or certain additional borrowings may be incurred). The Business Separation and Merger Agreement also provides for adjustment payments between the parties based on Closing Adjusted Net Working Capital (as defined in the Business Separation and Merger Agreement) of the North American Business as of the Effective Time.

        The Business Separation and Merger Agreement includes certain customary representations and warranties, and consummation of the Merger Transactions is subject to certain conditions, including (i) approval by the affirmative vote of the holders of at least (A) 66 2/3% of the voting power of all outstanding shares of CCE common stock and (B) a majority of all outstanding shares of CCE common stock (other than shares held by the Company or certain of the Company's or CCE's executive officers or directors); (ii) customary regulatory approvals (including in respect of competition laws); (iii) the absence of legal prohibitions or pending actions by governmental authorities that would prevent consummation of the Merger Transactions; (iv) receipt of a private letter ruling from the IRS in respect of certain tax aspects of the transaction in form and substance reasonably satisfactory to the parties; (v) the absence of a North American Business Material Adverse Effect (as defined in the Business Separation and Merger Agreement) and (vi) consummation of the Nordic Sale Transaction (as defined below). The Business Separation and Merger Agreement also includes customary covenants, as well as a non-compete covenant with respect to SplitCo and the right of SplitCo to acquire the Company's interest in the Company's German bottling operations for fair value between 18 to 36 months after the date of the Business Separation and Merger Agreement, on terms to be agreed by the parties.

        It is anticipated that SplitCo and CCE will fund the aggregate Cash Consideration in the Merger Transactions and the purchase price in the Nordic Sale Transaction using a combination of existing cash, certain payments to be made to CCE by the Company at the Effective Time, and debt financing obtained by SplitCo in either the public or private markets. Under the Business Separation and Merger Agreement, provided that CCE and SplitCo have used their best efforts to permit SplitCo to obtain the required financing, CCE and SplitCo are not obligated to close the Transactions (as defined below) if financing cannot be obtained because there has been a material adverse change or disruption in the financial, banking or capital markets generally which has rendered debt financing generally unavailable to companies similarly situated to SplitCo (provided that under these circumstances the Company has the right to provide the required financing on commercially reasonable terms).

        The Business Separation and Merger Agreement provides for certain indemnification rights of the parties in respect of breaches of representations, warranties and covenants, in each case, subject to certain limitations, as well as indemnification rights in respect of certain specified liabilities.

        The Business Separation and Merger Agreement may be terminated by the mutual written agreement of the Company and CCE and, in certain cases, either the Company or CCE. In certain circumstances relating to termination, CCE may be required to pay the Company a termination fee of $200 million, and, in certain other circumstances, the Company may be required to pay a fee to CCE based on CCE's reasonable transaction expenses (up to $100 million).

        Concurrently with the execution of the Business Separation and Merger Agreement, the parties entered into a Tax Sharing Agreement ("Tax Sharing Agreement") relating to certain tax matters and an Employee Matters Agreement in respect of certain employee matters ("Employee Matters Agreement"). The Business Separation and Merger Agreement also contemplates the execution of certain other related agreements at the Effective Time, including in respect of the use of the Coca-Cola name, transitional services and certain bottler's agreements.

  Norway and Sweden Sale Transaction

        On February 25, 2010, the Company and CCE executed a letter (the "Letter Agreement") whereby the parties agreed in principle to the acquisition by a subsidiary of CCE (which will be a subsidiary of SplitCo after the Effective Time) of the Company's Norwegian and Swedish bottling operations (the "Nordic Sale Transaction" and, together with the Merger Transactions, the "Transactions") for $822 million. As a result of the proposed acquisition, from and after the effective time of the acquisition, SplitCo would hold the Company's Norwegian and Swedish bottling operations. The Letter Agreement provides that the parties will work without delay to prepare and execute a definitive agreement (to be substantially modeled on the form of the Merger Agreement, to the extent applicable) providing for the Nordic Sale Transaction. The agreement in principle remains subject to execution of definitive agreements, and any such transaction would be subject to, among other things, customary regulatory approvals and consummation of the Merger Transactions under the Business Separation and Merger Agreement.

        The foregoing description of the Transactions, the Business Separation and Merger Agreement, the Tax Sharing Agreement, the Employee Matters Agreement, the Letter Agreement and the other agreements referred to herein are not complete and are qualified in their entirety by reference to the Business Separation and Merger Agreement (and the exhibits thereto), Tax Sharing Agreement, Employee Matters Agreement and Letter Agreement, copies of which are filed as Exhibits 2.1, 2.2, 2.3 and 2.4 attached hereto, respectively.

        The agreements attached hereto (including any exhibits to such agreements), which are being filed to provide investors with information regarding their terms, contain various representations, warranties and covenants of CCE and the Company. They are not intended to provide any factual information about any of the parties thereto. The assertions embodied in those representations, warranties and covenants were made for purposes of each of the agreements, solely for the benefit of the parties thereto, and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of each of the agreements (including qualification by disclosures that are not necessarily reflected in the agreements). In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been made for purposes of allocating contractual risk among the parties rather than establishing matters as facts. Security holders are not third-party beneficiaries under the agreements and should not view the representations, warranties or covenants in the agreements (or any description thereof) as disclosures with respect to the actual state of facts concerning the business, operations or condition of any of the parties to the agreements and should not rely on them as such. In addition, information in any such representations, warranties or covenants may change after the dates covered by such provisions, which subsequent information may or may not be fully reflected in the public disclosures of the parties. In any event, investors should read the agreements together with the other information concerning the Company contained in reports and statements that the Company files with the Securities and Exchange Commission.

Item 8.01.    Other Events.

        A press release announcing the transactions described above was jointly issued by the Company and CCE on February 25, 2010. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description
Exhibit 2.1	Business Separation and Merger Agreement, dated as of February 25, 2010, by and among Coca-Cola Enterprises Inc., International CCE, Inc., The Coca-Cola Company and Cobalt Subsidiary LLC.*
	Exhibit I	Tax Sharing Agreement
	Exhibit II	Employee Matters Agreement
	Exhibit III	Form of Corporate Name Letter
	Exhibit IV	Form of Transition Services Agreement
	Exhibit V-1	Bottler's Agreement Jurisdictions
	Exhibit V-2	Form of Bottler's Agreement
Exhibit 2.2
Tax Sharing Agreement, dated as of February 25, 2010, by and among The Coca-Cola Company, Coca-Cola Enterprises Inc. and International CCE, Inc. (included as Exhibit I to the Business Separation and Merger Agreement)
Exhibit 2.3
Employee Matters Agreement, dated as of February 25, 2010, by and among The Coca-Cola Company, Coca-Cola Enterprises Inc. and International CCE, Inc. (included as Exhibit II to the Business Separation and Merger Agreement)
Exhibit 2.4	Letter Agreement, dated as of February 25, 2010, by and between the Company and CCE
Exhibit 99.1	Press Release of The Coca-Cola Company, dated February 25, 2010.

*
In accordance with Item 601(b)(2) of Regulation S-K, certain schedules have not been filed. The Coca-Cola Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: March 3, 2010	By:	/s/ KATHY N. WALLER Kathy N. Waller Vice President and Controller

 EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Business Separation and Merger Agreement, dated as of February 25, 2010, by and among Coca-Cola Enterprises Inc., International CCE, Inc., The Coca-Cola Company and Cobalt Subsidiary LLC.*
	Exhibit I	Tax Sharing Agreement
	Exhibit II	Employee Matters Agreement
	Exhibit III	Form of Corporate Name Letter
	Exhibit IV	Form of Transition Services Agreement
	Exhibit V-1	Bottler's Agreement Jurisdictions
	Exhibit V-2	Form of Bottler's Agreement
Exhibit 2.2
Tax Sharing Agreement, dated as of February 25, 2010, by and among The Coca-Cola Company, Coca-Cola Enterprises Inc. and International CCE, Inc. (included as Exhibit I to the Business Separation and Merger Agreement)
Exhibit 2.3
Employee Matters Agreement, dated as of February 25, 2010, by and among The Coca-Cola Company, Coca-Cola Enterprises Inc. and International CCE, Inc. (included as Exhibit II to the Business Separation and Merger Agreement)
Exhibit 2.4	Letter Agreement, dated as of February 25, 2010, by and between the Company and CCE
Exhibit 99.1	Press Release of The Coca-Cola Company, dated February 25, 2010.

*
In accordance with Item 601(b)(2) of Regulation S-K, certain schedules have not been filed. The Coca-Cola Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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  Item 1.01. Entry into a Material Definitive Agreement
  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX